UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2021 (November 22, 2021)

Better World Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39698	85-2448447
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

775 Park Avenue

New York, New York 10021

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 450-9700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one Redeemable Warrant	BWACU	The Nasdaq Stock Market LLC

Common Stock, par value $0.0001 per share	BWAC	The Nasdaq Stock Market LLC

Warrants, each exercisable for one share of Common Stock for $11.50 per share	BWACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with the preparation of the financial statements for Better World Acquisition Corp. (the “Company”) as of and for the period ended September 30, 2021, the Company’s management, in consultation with its advisors, identified a classification error made in certain of the Company’s previously issued financial statements, arising from the manner in which, as of the closing of the Company’s initial public offering (“IPO”), the Company valued its common stock subject to possible redemption. The Company previously determined the value of such common stock to be equal to the redemption value of such shares of common stock, after taking into consideration the terms of the Company’s Amended and Restated Certificate of Incorporation, under which a business combination may only be consummated if it has net tangible assets of at least $5,000,001. The Company’s management determined, after consultation with its advisors, that all of the shares of common stock underlying the units issued in the IPO can be redeemed or become redeemable subject to the occurrence of future events considered to be outside the Company’s control. Therefore, management concluded that the redemption value of the shares of common stock subject to possible redemption should reflect the possible redemption of all shares of common stock underlying the IPO units.

On November 22, 2021, the audit committee of the board of directors of the Company (the “Audit Committee”) determined, after discussion with its advisors, that the Company’s (i) audited balance sheet as of November 17, 2020 filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 23, 2020, (ii) the Company’s audited financial statements as of and for the year ended December 31, 2020, as previously reported in the Company’s Annual Report and filed on Form 10-K with the SEC on June 11, 2021 (the “Form 10-K”), (iii) the unaudited financial statements as of and for the quarter ended March 31, 2021 contained in the Company’s Quarterly Report on Form 10-Q filed with the SEC on June 24, 2021 and (iv) the unaudited financial statements as of and for the quarter ended June 30, 2021 contained in the Company’s Quarterly Report on Form 10-Q filed on August 16, 2021 should no longer be relied upon due to the classification error described above.

As a result, the Company noted a classification error related to temporary equity and permanent equity in its Quarterly Report on Form 10-Q as of and for the period ended September 30, 2021, which it filed on November 22, 2021 (“Q3 Form 10-Q”). In the Q3 Form 10-Q, the Company reclassified the requisite amount of its shares of common stock from permanent to temporary equity, with the offset recorded to additional paid-in capital (to the extent available), accumulated deficit and shares of common stock, and restated the Company’s previously issued financial statements. In addition, the Company plans to amend its Form 10-K to restate its audited financial statements as of and for the year ended December 31, 2020, which the Company intends to file as soon as practicable.

The Company does not expect the changes described above to have any impact on its cash position or the balance held in its trust account.

The Company’s management has concluded that in light of the classification error described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with Marcum LLP, the Company’s independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 24, 2021	Better World Acquisition Corp.

	By:	/s/ Peter S.H. Grubstein
		Name:	Peter S.H. Grubstein
		Title:	Chief Financial Officer

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